NVE Corporation Reports Third Quarter Fiscal 2005 Results

EDEN PRAIRIE, Minn.--January 19, 2005--NVE Corporation (NasdaqSC: NVEC) today announced financial results for the three months ended December 31, 2004.

Net income for the third quarter was $375,172, compared with net income of $577,156 for the prior-year quarter. Earnings per share were $0.08 per share, compared to $0.12 per share for the prior year quarter. Revenue was $2.56 million, compared to $3.12 million for the prior-year quarter, a decrease of 18 percent.

For the nine months ended December 31, 2004, net income was $1,282,141, compared to net income of $1,318,050 for the nine months ended December 31, 2003. Earnings per share were $0.26 per share compared to $0.28 per share in the prior year period. Revenue for the first nine months of fiscal 2005 was $8.54 million, compared to $8.80 million reported in the first nine months of fiscal 2004, a 3 percent decrease.

"We are satisfied with our financial results in light of industry conditions," said Daniel A. Baker, Ph.D., NVE's president and chief executive officer. "We reported a solid profit in the third quarter despite a decline in revenues due to an anticipated sales reduction with St. Jude Medical and an industry-wide inventory glut. We expect new sensors and couplers, as well as MRAM devices and royalties, to drive future growth."

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that many experts believe represents the next generation of microelectronics. NVE licenses its MRAM intellectual property and sells spintronic products, including sensors and couplers, to revolutionize data sensing and transmission.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued profitability, uncertainties relating to MRAM production by our licensees, risks in the enforcement of our patents, uncertainties related to the awarding of future government contracts, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-KSB and other reports filed with the SEC.

                                     ###

                           NVE Corporation
                   CONDENSED STATEMENTS OF INCOME
     THREE MONTHS AND NINE MONTHS ENDED DECEMBER 31, 2004 AND 2003
              (IN THOUSANDS EXCEPT PER SHARE; UNAUDITED)

Three Months Ended                        Dec. 31, 2004   Dec. 31, 2003
Revenue:
  Contract research and development             $ 1,441         $ 1,633
  Product sales                                   1,118           1,485
                                          --------------  --------------
Total revenue                                     2,559           3,118

Cost of sales                                     1,571           1,907
                                          --------------  --------------
Gross profit                                        988           1,211

Expenses:
  Research and development                          257             231
  Selling, general & administrative                 438             464
                                          --------------  --------------
Total expenses                                      695             695
                                          --------------  --------------
Income from operations                              293             516

Interest income                                      60              47
Interest expense                                     (3)             (6)
Other income                                         25              20
                                          --------------  --------------
Net income                                      $   375         $   577
                                          ==============  ==============

Weighted average shares outstanding               4,883           4,832
Net income per share - diluted                  $  0.08         $  0.12


Nine Months Ended                         Dec. 31, 2004   Dec. 31, 2003
Revenue:
  Contract research and development             $ 4,612         $ 4,950
  Product sales                                   3,931           3,852
                                          --------------  --------------
Total revenue                                     8,543           8,802

Cost of sales                                     5,157           5,554
                                          --------------  --------------
Gross profit                                      3,386           3,248

Expenses:
  Research and development                          925             712
  Selling, general & administrative               1,404           1,391
                                          --------------  --------------
Total expenses                                    2,329           2,103
                                          --------------  --------------
Income from operations                            1,057           1,145

Interest income                                     174             140
Interest expense                                    (11)            (21)
Other income                                         62              54
                                          --------------  --------------
Net income                                      $ 1,282         $ 1,318
                                          ==============  ==============

Weighted average shares outstanding               4,880           4,739
Net income per share - diluted                  $  0.26        $   0.28

                           NVE Corporation
                       CONDENSED BALANCE SHEETS
                  DECEMBER 31, 2004 AND MARCH 31, 2004
                            (IN THOUSANDS)

                                               (UNAUDITED)
                                                 Dec. 31,   March 31,
                                                   2004       2004
ASSETS
Current assets:
  Cash                                           $    671    $  1,056
  Investment securities                             6,577       6,489
  Accounts receivable, net                          2,266       1,739
  Inventories                                       1,751       1,150
  Other current assets                                382         547
                                               ----------- -----------
Total current assets                               11,647      10,981
Fixed assets                                        1,846       1,439
                                               ----------- -----------
Total assets                                     $ 13,493    $ 12,420
                                               =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                    410         327
  Accrued payroll and other                           682         712
  Other current liabilities                           382         547
                                               ----------- -----------
Total current liabilities                           1,474       1,586
Long-term liabilities                                  51         101
                                               ----------- -----------
Total liabilities                                   1,525       1,687

Shareholders' equity:
  Common stock                                         45          45
  Additional paid-in capital                       13,377      13,298
  Accumulated other comprehensive (loss) income       (37)         90
  Accumulated deficit                              (1,417)     (2,700)
                                               ----------- -----------
Total shareholders' equity                         11,968      10,733
                                               ----------- -----------
Total liabilities and shareholders' equity       $ 13,493    $ 12,420
                                               =========== ===========